Exhibit 99

MASCO CORPORATION REPORTS SECOND QUARTER 2021 RESULTS

Highlights

•Sales increased 24 percent to $2,179 million; in local currency, sales increased 21 percent
•Operating profit increased 29 percent to $437 million; adjusted operating profit increased 27 percent to $438 million
•Operating margin increased 90 basis points to 20.1 percent; adjusted operating margin increased 60 basis points to 20.1 percent
•(Loss) per share from continuing operations was $(0.14) per share due to the settlement of domestic qualified defined-benefit pension plans; adjusted earnings per share from continuing operations increased 34 percent to $1.14 per share
•Repurchased 6.6 million shares for $447 million
•Raising 2021 earnings per share guidance; anticipate 2021 earnings per share in the range of $1.74 - $1.84, and on an adjusted earnings per share basis, in the range of $3.65 - $3.75, an increase from the previous range of $3.50 - $3.70

LIVONIA, Mich. (July 29, 2021) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its second quarter results.

“Our business performed exceptionally well during the second quarter, demonstrating the strength, diversification and resilience of our business,” said Masco President and CEO, Keith Allman. “We delivered our fourth consecutive quarter of double-digit sales growth, and our sixth consecutive quarter of adjusted margin expansion and double-digit adjusted earnings per share growth. We also continued our capital deployment strategy and leveraged our strong free cash flow by returning $507 million to shareholders through dividends and share repurchases during the quarter. Finally, we further improved our balance sheet and reduced future cash contributions by settling our domestic qualified defined-benefit pension plans during the quarter.”

2021 Second Quarter Commentary

•On a reported basis, compared to second quarter 2020:
•Net sales increased 24 percent to $2,179 million; in local currency and excluding acquisitions and divestitures, net sales increased 18 percent
•In local currency, North American sales increased 15 percent and international sales increased 50 percent
•Gross margins increased 70 basis points to 36.3 percent from 35.6 percent
•Operating profit increased 29 percent to $437 million
•Operating margins increased 90 basis points to 20.1 percent from 19.2 percent
•(Loss) income from continuing operations was $(0.14) per share, compared to $0.80 per share, due to the settlement of domestic qualified defined-benefit pension plans
•Compared to second quarter 2020, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 25 percent, were as follows:
•Gross margins increased 50 basis points to 36.3 percent compared to 35.8 percent
•Operating profit increased 27 percent to $438 million from $344 million
•Operating margins increased 60 basis points to 20.1 percent compared to 19.5 percent
•Income from continuing operations increased to $1.14 per share, compared to $0.85 per share
•Liquidity as of June 30, 2021 was $1,769 million (including availability under our revolving credit facility)
•Plumbing Products’ net sales increased 53 percent; in local currency and excluding acquisitions and divestitures, sales increased 44 percent
•Decorative Architectural Products’ net sales decreased five percent; in local currency and excluding acquisitions, sales decreased seven percent

“We continue to see robust demand for our products across our end markets,” stated Allman. “We are effectively managing supply chain tightness and escalating logistics inflation to deliver value for our customers and our shareholders. Based on our strong performance for the first half of 2021 and continued strong demand in our international business and trade channel, we now anticipate earnings per share to be in the range of $3.65 to $3.75 per share, increased from our previous expectation of $3.50 to $3.70 per share,” concluded Allman.

Dividend Declaration

Masco’s Board of Directors declared a quarterly dividend of $0.235 per common share, payable on August 30, 2021, to shareholders of record on August 13, 2021.

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; Kichler® decorative and outdoor lighting; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The second quarter 2021 supplemental material, including a presentation in PDF format, is available on Masco’s website at www.masco.com.

Conference Call Detail

A conference call regarding items contained in this release is scheduled for Thursday, July 29, 2021 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 8935219. The conference call will be webcast simultaneously and in its entirety through Masco’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on Masco’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 8935219. The telephone replay will be available approximately two hours after the end of the call and continue through August 29, 2021.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of residential repair and remodel activity, and to a lesser extent, new home construction, our ability to maintain our strong brands and reputation and to develop innovative products, our ability to maintain our competitive position in our industries, our reliance on key customers, the length and severity of the ongoing COVID-19 pandemic, including its impact on domestic and international economic activity, consumer confidence, our production capabilities, our employees and our supply chain; the cost and availability of materials and the imposition of tariffs, our dependence on third-party suppliers, risks associated with our international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire, our ability to attract, develop and retain talented and diverse personnel, risks associated with our reliance on information systems and technology, and our ability to achieve the anticipated benefits from our investments in new technology. These and other factors are discussed in detail in Item 1A “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
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MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three and Six Months Ended June 30, 2021 and 2020
(in millions, except per common share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales	$2,179	$1,764	$4,149	$3,345
Cost of sales	1,388	1,136	2,658	2,170
Gross profit	791	628	1,491	1,175

Selling, general and administrative expenses	354	289	689	611
Operating profit	437	339	802	564

Other income (expense), net:
Interest expense	(25)	(35)	(227)	(70)
Other, net	(415)	(2)	(421)	(18)
	(440)	(37)	(648)	(88)
(Loss) income from continuing operations before income taxes	(3)	302	154	476

Income tax expense	12	82	55	115
(Loss) income from continuing operations	(15)	220	99	361

Income from discontinued operations, net	—	14	—	411
Net (loss) income	(15)	234	99	772

Less: Net income attributable to noncontrolling interest	21	10	41	18
Net (loss) income attributable to Masco Corporation	$(36)	$224	$58	$754

(Loss) income per common share attributable to Masco Corporation (diluted):
(Loss) income from continuing operations	$(0.14)	$0.80	$0.20	$1.27
Income from discontinued operations, net	—	0.05	—	1.53
Net (loss) income	$(0.14)	$0.85	$0.20	$2.80

Average diluted common shares outstanding	252	263	256	268

Amounts attributable to Masco Corporation:
(Loss) income from continuing operations	$(36)	$210	$58	$343
Income from discontinued operations, net	—	14	—	411
Net (loss) income attributable to Masco Corporation	$(36)	$224	$58	$754

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Six Months Ended June 30, 2021 and 2020
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$2,179	$1,764	$4,149	$3,345

Gross profit, as reported	$791	$628	$1,491	$1,175
Rationalization charges	1	3	2	6
Gross profit, as adjusted	$792	$631	$1,493	$1,181

Gross margin, as reported	36.3%	35.6%	35.9%	35.1%
Gross margin, as adjusted	36.3%	35.8%	36.0%	35.3%

Selling, general and administrative expenses, as reported	$354	$289	$689	$611
Rationalization charges	—	2	—	2
Selling, general and administrative expenses, as adjusted	$354	$287	$689	$609

Selling, general and administrative expenses as percent of net sales, as reported	16.2%	16.4%	16.6%	18.3%
Selling, general and administrative expenses as percent of net sales, as adjusted	16.2%	16.3%	16.6%	18.2%

Operating profit, as reported	$437	$339	$802	$564
Rationalization charges	1	5	2	8
Operating profit, as adjusted	$438	$344	$804	$572

Operating margin, as reported	20.1%	19.2%	19.3%	16.9%
Operating margin, as adjusted	20.1%	19.5%	19.4%	17.1%

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Six Months Ended June 30, 2021 and 2020
(in millions, except per common share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Income Per Common Share Reconciliations

(Loss) income from continuing operations before income taxes, as reported	$(3)	$302	$154	$476
Rationalization charges	1	5	2	8
Pension costs associated with terminated plans	413	5	422	11
Loss on sale of business	18	—	18	—
(Gain) on preferred stock redemption	(14)	—	(14)	—
(Earnings) from equity investments, net	—	—	(2)	—
Loss on extinguishment of debt	—	—	168	—
Income from continuing operations before income taxes, as adjusted	415	312	748	495
Tax at 25% rate	(104)	(78)	(187)	(124)
Less: Net income attributable to noncontrolling interest	21	10	41	18
Income from continuing operations, as adjusted	$290	$224	$520	$353

Income from continuing operations per common share, as adjusted	$1.14	$0.85	$2.03	$1.32

Average diluted common shares outstanding, as reported	252	263	256	268
Stock option dilution (1)	2	—	—	—
Average diluted common shares outstanding, as adjusted	254	263	256	268
(1) For the three months ended June 30, 2021, 2 million of stock option dilution was included in the average diluted common shares outstanding, as adjusted to reflect what the average diluted common shares outstanding would have been if there was income from continuing operations, as reported.

Outlook for the Twelve Months Ended December 31, 2021

	Twelve Months Ended December 31, 2021
	Low End	High End
Income Per Common Share Outlook

Income from continuing operations per common share	$1.74	$1.84
Rationalization charges	0.02	0.02
Pension costs associated with terminated plans (1)	1.32	1.32
Loss on sale of business	0.05	0.05
(Gain) on preferred stock redemption	(0.04)	(0.04)
Loss on extinguishment of debt	0.53	0.53
Allocation to participating securities per share (2)	0.03	0.03
Income from continuing operations per common share, as adjusted	$3.65	$3.75
(1) Represents costs associated with our qualified domestic defined-benefit pension plans that were settled in the second quarter of 2021.
(2) Represents the impact of distributed dividends and undistributed earnings to unvested restricted stock awards as well as an allocation to redeemable noncontrolling interest in accordance with the two-class method of calculating earnings per share.
Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
June 30, 2021 and December 31, 2020
(dollars in millions)

	June 30, 2021	December 31, 2020
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$769	$1,326
Receivables	1,352	1,138
Prepaid expenses and other	117	149
Inventories	1,021	876
Total Current Assets	3,259	3,489

Property and equipment, net	896	908
Operating lease right-of-use assets	169	166
Goodwill	592	563
Other intangible assets, net	372	357
Other assets	135	294
Total Assets	$5,423	$5,777

Liabilities
Current Liabilities:
Accounts payable	$1,021	$893
Notes payable	10	3
Accrued liabilities	747	1,038
Total Current Liabilities	1,778	1,934

Long-term debt	2,950	2,792
Noncurrent operating lease liabilities	152	149
Other liabilities	458	481
Total Liabilities	5,338	5,356

Redeemable noncontrolling interest	25	—

Equity	60	421
Total Liabilities and Equity	$5,423	$5,777

	As of June 30,
	2021	2020
Other Financial Data
Working Capital Days
Receivable days	53	58
Inventory days	77	66
Payable days	69	74
Working capital	$1,352	$1,213
Working capital as a % of sales (LTM) (1)	16.9%	18.1%
(1) Working capital as a % of sales as of June 30, 2021, excluding acquisitions made in the first quarter of 2021 and the fourth quarter of 2020, was 16.5%.
Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Six Months Ended June 30, 2021 and 2020
(dollars in millions)

	Six Months Ended June 30,
	2021	2020
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$610	$283
Working capital changes	(371)	7
Net cash from operating activities	239	290

Cash Flows From (For) Financing Activities:
Retirement of notes	(1,326)	—
Purchase of Company common stock	(750)	(602)
Cash dividends paid	(96)	(73)
Dividends paid to noncontrolling interest	(43)	(23)
Issuance of notes, net of issuance costs	1,481	—
Debt extinguishment costs	(160)	—
Proceeds from the exercise of stock options	1	21
Employee withholding taxes paid on stock-based compensation	(14)	(22)
(Decrease) increase in debt, net	(2)	5
Net cash for financing activities	(909)	(694)

Cash Flows From (For) Investing Activities:
Capital expenditures	(53)	(45)
Acquisition of businesses, net of cash acquired	(1)	(24)
Proceeds from disposition of businesses, net of cash disposed	5	865
Proceeds from disposition of other financial investments	168	1
Other, net	3	2
Net cash from investing activities	122	799

Effect of exchange rate changes on cash and cash investments	(9)	(3)

Cash and Cash Investments:
(Decrease) increase for the period	(557)	392
At January 1	1,326	697
At June 30	$769	$1,089

	As of June 30,
	2021	2020
Liquidity
Cash and cash investments	$769	$1,089
Revolver availability	1,000	1,000
Total Liquidity	$1,769	$2,089

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three and Six Months Ended June 30, 2021 and 2020
(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Change	2021	2020	Change
Plumbing Products
Net sales	$1,329	$868	53%	$2,578	$1,823	41%

Operating profit, as reported	$273	$155		$525	$312
Operating margin, as reported	20.5%	17.9%		20.4%	17.1%

Rationalization charges	1	3		2	5
Accelerated depreciation related to rationalization activity	—	1		—	1
Operating profit, as adjusted	274	159		527	318
Operating margin, as adjusted	20.6%	18.3%		20.4%	17.4%

Depreciation and amortization	24	20		50	40
EBITDA, as adjusted	$298	$179		$577	$358

Decorative Architectural Products
Net sales	$850	$896	(5)%	$1,571	$1,522	3%

Operating profit, as reported	$188	$201		$330	$296
Operating margin, as reported	22.1%	22.4%		21.0%	19.4%

Rationalization charges	—	1		—	2
Operating profit, as adjusted	188	202		330	298
Operating margin, as adjusted	22.1%	22.5%		21.0%	19.6%

Depreciation and amortization	9	10		19	21
EBITDA, as adjusted	$197	$212		$349	$319

Total
Net sales	$2,179	$1,764	24%	$4,149	$3,345	24%

Operating profit, as reported - segment	$461	$356		$855	$608
General corporate expense, net	(24)	(17)		(53)	(44)
Operating profit, as reported	437	339		802	564
Operating margin, as reported	20.1%	19.2%		19.3%	16.9%

Rationalization charges - segment	1	4		2	7
Accelerated depreciation related to rationalization activity - segment	—	1		—	1
Operating profit, as adjusted	438	344		804	572
Operating margin, as adjusted	20.1%	19.5%		19.4%	17.1%

Depreciation and amortization - segment	33	30		69	61
Depreciation and amortization - non-operating	2	2		9	4
EBITDA, as adjusted	$473	$376		$882	$637
  Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three and Six Months Ended June 30, 2021 and 2020
(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Change	2021	2020	Change
North American
Net sales	$1,717	$1,480	16%	$3,246	$2,738	19%

Operating profit, as reported	$370	$321		$678	$531
Operating margin, as reported	21.5%	21.7%		20.9%	19.4%

Rationalization charges	1	4		2	7
Accelerated depreciation related to rationalization activity	—	1		—	1
Operating profit, as adjusted	371	326		680	539
Operating margin, as adjusted	21.6%	22.0%		20.9%	19.7%

Depreciation and amortization	21	19		44	39
EBITDA, as adjusted	$392	$345		$724	$578

International
Net sales	$462	$284	63%	$903	$607	49%

Operating profit, as reported	$91	$35		$177	$77
Operating margin, as reported	19.7%	12.3%		19.6%	12.7%

Depreciation and amortization	12	11		25	22
EBITDA	$103	$46		$202	$99

Total
Net sales	$2,179	$1,764	24%	$4,149	$3,345	24%

Operating profit, as reported - segment	$461	$356		$855	$608
General corporate expense, net	(24)	(17)		(53)	(44)
Operating profit, as reported	437	339		802	564
Operating margin, as reported	20.1%	19.2%		19.3%	16.9%

Rationalization charges - segment	1	4		2	7
Accelerated depreciation related to rationalization activity	—	1		—	1
Operating profit, as adjusted	438	344		804	572
Operating margin, as adjusted	20.1%	19.5%		19.4%	17.1%

Depreciation and amortization - segment	33	30		69	61
Depreciation and amortization - non-operating	2	2		9	4
EBITDA, as adjusted	$473	$376		$882	$637
Historical information is available on our website.